Exhibit 99.1

For Immediate Release

Donegal Insurance Group Names Hudnall as New SVP of Commercial Lines

MARIETTA, PA, April 18, 2022 (GLOBE NEWSWIRE) – The Donegal Insurance Group, which consists of Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB), today announced the hiring of Matthew Hudnall to lead the group’s Commercial Lines business.

In his new role as Senior Vice President of Commercial Lines, Hudnall will play a key role in developing and executing the strategy for Donegal’s Commercial Lines business, driving underwriting quality and consistency as well as operational effectiveness to capitalize on opportunities to grow profitably while delivering a superior experience to agents and policyholders.

A graduate of Villanova with his Bachelor's in Business Administration – Finance, Hudnall most recently served as SVP of Commercial & Personal Lines Underwriting at Preferred Mutual. Prior to that, he spent 8 years with The Hanover in various underwriting leadership roles in Small Commercial and Casualty Underwriting. Hudnall’s early career included underwriting positions with The Hartford and Travelers, leading specialization in industries including Financial Services and Manufacturing.

“Matt brings a breadth of experience from smaller mutual carriers, larger ‘super’ regionals and national carriers that will bring new perspectives to our already successful commercial lines operation,” said Jeffery T. Hay, Chief Underwriting Officer for Donegal Insurance Group. “His proven track record of driving transformative change with a focus on independent agency relationships and customer experience will contribute significantly to our efforts to strategically modernize our operations and processes to transform our business.”

Hay added: “We’re excited to welcome Matt to our leadership team here at Donegal.”

About the Company

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries and affiliates offer property and casualty lines of insurance in certain Mid-Atlantic, Midwestern, New England, Southern and Southwestern states. Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. We are focused on several primary strategies, including achieving sustained excellent financial performance, strategically modernizing our operations and processes to transform our business, capitalizing on opportunities to grow profitably and delivering a superior experience to our agents and customers.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Forward-looking statements we make may be identified by our use of words such as “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “estimate” and similar expressions. Our actual results could vary materially from our forward-looking statements. The factors that could cause our actual results to vary materially from the forward-looking statements we have previously made include, but are not limited to, prolonged economic challenges resulting from the COVID-19 pandemic, the availability and cost of labor and materials, adverse and catastrophic weather events, our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, the availability and successful operation of the information technology systems our insurance subsidiaries utilize, the successful development of new information technology systems to allow our insurance subsidiaries to compete effectively, business and economic conditions in the areas in which we and our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments including those related to COVID-19 business interruption coverage exclusions, adverse litigation and other industry trends that could increase our loss costs, changes in regulatory requirements, changes in our A.M. Best rating, our ability to integrate and manage successfully the companies we may acquire from time to time and the other risks that we describe from time to time in our filings with the Securities and Exchange Commission. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For Further Information:

Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

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